EXHIBIT 99.1

For Immediate Release

Sharing Economy International to Delist from Nasdaq and Move Its Stock Listing to OTC Markets

Hong Kong – November 30, 2018 – Sharing Economy International Inc. (“SEII” or “the Company”) (NASDAQ: SEII) today announced that on November 26, 2018, Sharing Economy International Inc. (the “Company”) received a staff determination notice from The Nasdaq Stock Market (“Nasdaq”) informing the Company that as a result of its failure to comply with Nasdaq’s shareholder approval requirements set forth in Listing Rule 5635(c) (the “Rule”), the staff had determined to deny the Company’s request for continued listed based on a plan of compliance submitted on October 26, 2018.

In the determination notice, the staff expressed its concern that the plan of compliance did not represent a definitive plan evidencing the Company’s ability to comply with the Rule due to (i) a portion of the shares issued in violation of the Rule having been sold in the market (and accordingly no longer subject to remediation) and (ii) the lack of signed commitments from other holders of shares issued in violation of the Rule to participate in a proposed exchange offer intended to remediate such issuances by virtue of a subsequent special meeting of stockholders to be held to approve them. Nasdaq further informed the Company that, in accordance with Listing Rule 5101, unless the Company requests an appeal of the staff’s determination, the Company’s common stock will be suspended from trading on the Nasdaq Capital Market at the opening of business on December 5, 2018.

The Company has decided not to appeal the Nasdaq determination notice and is instead moving its stock listing to the OTC Markets. The Company believes OTC Markets is more suitable to its capital and business needs at this time as it undergoes the transition of its business and pursues aggressive growth strategies in the coming years. Although SEII is moving its stock listing to a different market, the Company intends to continue to maintain high quality reporting and disclosure standards and will continue to improve its corporate governance.

The Company’s common stock will be delisted from Nasdaq effective at the open of trading on December 5, 2018. The Company expects that its common stock will begin trading on the OTC Markets under the symbol SEII beginning on December 5, 2018.

About Sharing Economy International Inc.

Sharing Economy International Inc., through its affiliated companies, designs, manufactures and distributes a line of proprietary high and low temperature dyeing and finishing machinery to the textile industry.  The Company’s latest business initiatives are focused on targeting the technology and global sharing economy markets, by developing online platforms and rental business partnerships that will drive the global development of sharing through economical rental business models. Moreover, the Company will actively pursue blockchain technology in its existing and to-be-acquired business, enabling the general public to realize the beauty of resource sharing. For more information visit www.seii.com

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary and affiliated companies and certain potential transactions that they may enter into. These forward looking statements are often identified by the use of forward looking terminology such as “believes,” “expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2017 and the Form 10-Q for the quarter ended September 30, 2018. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contacts:

Sharing Economy International Inc.

Parkson Yip

Vice President of Strategic Business Development

Email: parkson.yip@seii.com

+852-31060372

Joseph Chow, Director of Investor Relations

Email: ir@seii.com

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